EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Board of Directors
GiveMePower Corporation
Calgary, Alberta, Canada

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 our report dated September 28, 2006 relating to the consolidated financial statements as of June 30, 2006 and for the years ended June 30, 2006 and 2005 included in GiveMePower Corporation's Annual Report on Form 10-KSB.



Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
March 2, 2007